WithumSmith+Brown
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Certified Public Accountants and Consultants

PHYXIUS PHARMA, INC.
(A Development Stage Company)

Financial Statements

With Independent Auditors' Report

December 31, 2012 and 2011

Phyxius Pharma, Inc.
(A Development Stage Company)
Table of Contents
December 31, 2012 and 2011

WithumSmith+Brown, PC
Certified Public Accountants and Consultants

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Independent Auditors' Report

To the Stockholders of Phyxius Pharma, Inc.:

We have audited the accompanying financial statements of Phyxius Pharma, Inc. (a development stage company) (the "Company"), which comprise the balance sheets as of December 31, 2012 and 2011, and the related statements of operations and changes in stockholders' deficit and cash flows for the year ended December 31, 2012, the period from January 18, 2011 (inception) through December 31, 2011 and the period from January 18, 2011 (inception) through December 31, 2012, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors' judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Phyxius Pharma, Inc. as of December 31, 2012 and 2011, and the results of its operations and its cash flows for the years ended December 31, 2012, the period from January 18, 2011 (inception) through December 31, 2011 and the period from January 18, 2011 (inception) through December 31, 2012 in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As discussed in Note 4 to the financial statements, on October 21, 2013, the Company entered into an agreement for the sale of substantially all of its assets to an unrelated entity. Our opinion is not modified with respect to this matter.

WithumSmith+Brown, PC

November 13, 2013

Phyxius Pharma, Inc.
(A Development Stage Company)
Balance Sheets
December 31, 2012 and 2011

	2012	2011
Assets	$ -	$ -
Liabilities and Stockholders' Deficit		
Current liabilities		
Accounts payable and accrued expenses	$ 37,804	$ 34,904
Stockholders' deficit		
Common stock, $0.01 par value, 2,000 shares authorized, 100 shares issued and outstanding at December 31, 2012 and 2011	1	1
Preferred stock, $0.01 par value, 1,000 shares authorized, no shares issued and outstanding at December 31, 2012 and 2011	-	-
Additional paid in capital	9,999	9,999
Deficit accumulated during the development stage	(47,804)	(44,904)
Total stockholders' deficit	(37,804)	(34,904)
	$ -	$ -

The Notes to Financial Statements are an integral part of these statements.

Phyxius Pharma, Inc.
(A Development Stage Company)
Statements of Operations
For the Year Ended December 31, 2012, the period from January 18, 2011 (inception) through December 31, 2011, and the period from January 18, 2011 (inception) through December 31, 2012

	Year ended December 31, 2012	Period from January 18, 2011 (inception) through December 31, 2011	Period from January 18, 2011 (inception) through December 31, 2012
Revenues	$ -	$ -	$ -
Expenses			
Legal and professional fees	900	20,424	21,324
Subcontractors	2,000	14,480	16,480
Travel	-	5,707	5,707
Miscellaneous	-	2,255	2,255
Office expenses	-	2,038	2,038
	2,900	44,904	47,804
Net loss	$ (2,900)	$ (44,904)	$ (47,804)

The Notes to Financial Statements are an integral part of these statements.

Phyxius Pharma, Inc.
(A Development Stage Company)
Statements of Changes in Stockholders' Deficit
For the Year Ended December 31, 2012, the period from January 18, 2011 (inception) through December 31, 2011, and the period from January 18, 2011 (inception) through December 31, 2012

	Common Stock				
	No. of Shares	Amount	Additional paid-in capital	Deficit accumulated during the development stage	Total stockholders' deficit
Balance at January 18, 2011	-	$ -	$ -	$ -	$ -
Issuance of common stock at $100 per share	100	1	9,999		10,000
Net loss				(44,904)	(44,904)
Balance at December 31, 2011	**100**	**1**	**9,999**	**(44,904)**	**(34,904)**
Net loss				(2,900)	(2,900)
Balance at December 31, 2012	**100**	**$ 1**	**$ 9,999**	**$ (47,804)**	**$ (37,804)**

Phyxius Pharma, Inc.
(A Development Stage Company)
Statements of Cash Flows
For the Year Ended December 31, 2012, the period from January 18, 2011 (inception) through December 31, 2011, and the period from January 18, 2011 (inception) through December 31, 2012

	Year ended December 31, 2012	Period from January 18, 2011 (inception) through December 31, 2011	Period from January 18, 2011 (inception) through December 31, 2012
Cash flows from operating activities			
Net loss	$ (2,900)	$ (44,904)	$ (47,804)
Adjustments to reconcile net loss to net cash change in operating activities:			
Changes in operating assets and liabilities:			
Accounts payable and accrued expenses	2,900	34,904	37,804
Net cash change from operating activities	-	(10,000)	(10,000)
Cash flows from financing activities			
Issuance of common stock	-	10,000	10,000
Net change in cash	-	-	-
Cash			
Beginning of year	-	-	-
End of year	$ -	$ -	$ -

The Notes to Financial Statements are an integral part of these statements.

1. Background, Liquidity and Summary of Significant Accounting Policies

Nature of Business

Phyxius Pharma, Inc. (the "Company") was incorporated in the State of Delaware on January 18, 2011. The Company is a privately held specialty pharmaceutical company focused on commercializing critical care pharmaceutical products in the United States. The Company intends to obtain or license the rights to develop and commercialize critical care pharmaceutical products from the holders of such rights and sell the products within North America. The Company also coordinates the obtainment of regulatory approval for its products.

Development Stage Company

The Company's primary activities since formation have been to establish its operations, negotiate and obtain product rights, and conduct clinical trials. As of December 31, 2012, planned principal operations have not begun. The Company has no extended operating history and has not generated any revenues for the year ended December 31, 2012 or the period from January 18, 2011 (inception) through December 31, 2011. Accordingly, for 2011 and 2012, the Company is considered to be in the "development stage" and has prepared the accompanying financial statements in accordance with the provisions of Accounting Standards Codification ("ASC") No. 915 *Accounting for Development Stage Entities*. The financial statements reflect the financial activities of the Company from its date of inception (January 18, 2011).

As discussed in Note 4 to the financial statements, the Company completed a sale of substantially all of its assets, including licensing rights obtained subsequent to December 31, 2012, to an unrelated entity in November 2013. In conjunction with this sale, all assets and liabilities of the Company were assumed by the purchasing entity.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

Revenue Recognition

Revenue is recognized when (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the fee is fixed or determinable, and (iv) collectability is reasonably assured. Revenue generated from products sold is recognized when the risks and rights of ownership have passed to the customer; this generally occurs upon shipment of the product. From January 18, 2011 (inception) through December 31, 2012 the Company did not generate any revenues as it is in the development stage.

Income Taxes

Income taxes are accounted for in accordance with the provisions of Accounting Standards Codification Topic 740, *Accounting for Income Taxes*. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their tax basis. The differences are measured using enacted tax rates expected to be applied to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized.

Significant components of the Company's deferred tax assets as of December 31, 2012 and 2011 are as follows:

	2012	2011
Federal	$ 6,215	$ 5,838
State	4,302	4,041
Total deferred tax assets	10,517	9,879
Valuation allowance	(10,517)	(9,879)
Net deferred tax assets	$ -	$ -

For the years ended December 31, 2012 and December 31, 2011, the company incurred net operating losses and, accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At December 31, 2012, the Company had approximately $48,000 of federal and state net operating losses. The net operating loss carryforwards, if not utilized, will begin to expire in 2032.

The pronouncement dealing with uncertain tax position clarifies the accounting for uncertainty in income taxes recognized in the Company's consolidated financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The pronouncement also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company had no uncertain tax positions at December 31, 2012 or 2011. Further, there were no tax related interest or penalties included in the consolidated financial statements. There are no tax years open to examination prior to 2011, which is the year of the Company's inception.

2. Commitments and Contingencies

In June 2011 the Company entered into an agreement with a research institution to perform research and development activities on behalf of the Company through June 30, 2012. The terms of the agreement call for total payments by the Company of $200,000, plus pass through expenses, payable on a mutually agreed-upon date to be based upon the Company's ability to secure funding for a clinical trial. As of December 31, 2012, no such funding was received and no payments were made with respect to this agreement.

3. Stockholders' Equity

The authorized capital of the Company consists of 3,000 shares, divided into 2,000 shares of Common Stock with a par value of $0.01 per share and 1,000 shares of Preferred Stock with a par value of $0.01 per share, of which only 100 shares of Common Stock are issued and outstanding as of December 31, 2012 and 2011.

Common Stock

On January 18, 2011, four individuals ("founding stockholders") purchased and were issued 25 shares of Common Stock each at a price of $100 per share. In consideration for the common shares, the founding stockholders paid certain expenses on behalf of the Company in the amount of $10,000.

Preferred Stock

The Preferred Stock holders have the same rights as common stockholders, but are not entitled to voting rights. There were no preferred shares issued or outstanding as of December 31, 2012 or 2011.

4. Subsequent Events

In September 2013, the Company entered into a licensing agreement with an unrelated entity to obtain certain rights for the development and commercialization of a pharmaceutical product which the unrelated entity owns and controls. The licensing agreement allows the Company to develop and commercialize the pharmaceutical product for use in North America (United States and Canada). In consideration for these rights, the Company shall pay to the unrelated entity a non-refundable up-front payment in the amount of $1,000,000, payable within 30 days of the Company obtaining funding as defined in the license agreement. The license agreement calls for additional graduated development milestone payments totaling $2 million and commercialization milestone payments totaling $13 million, which are contingent upon the achievement of certain cumulative net sales targets. In addition, the licensing agreement calls for royalty payments ranging between 16% and 19% of annual net sales.

On October 21, 2013, the Company entered into an agreement for the sale of substantially all of its assets to an unrelated entity, which sale was completed in November 2013. In connection with the sale, the Company assigned its licensing agreement as described above, the right to enforce any agreement, any and all intellectual property, all product registration materials, all books, records and other relevant business documents, and any goodwill that may exist, to the purchasing entity. In addition, certain liabilities and future commitments of the Company were assumed by the purchasing entity on the date of sale. In consideration for the purchased assets, the purchasing entity issued shares of its own common stock and convertible preferred stock to the four stockholders of Phyxius Pharma, Inc.

The Company has evaluated subsequent events through November 13, 2013, which is the date these financial statements were available to be issued, and has determined that, with the exception of the licensing agreement and asset sale noted above, there are no other events requiring recognition or disclosure in these financial statements.